EXHIBIT 99.2

AMN Healthcare Announces Upsize and Pricing of Senior Notes Offering
DALLAS and SAN DIEGO -- August 10, 2020 -- AMN Healthcare Services, Inc. (NYSE: AMN), announced today that its wholly owned subsidiary, AMN Healthcare, Inc. (the “Issuer”), priced its private offering of an additional $200 million aggregate principal amount of 4.625% Senior Notes due 2027, which represents an increase of $50 million from the aggregate principal amount previously disclosed (the “New Notes”). The New Notes will be issued at 101.000% of their face value. The New Notes will be issued under the existing indenture, dated as of October 1, 2019, under which the Issuer previously issued $300 million aggregate principal amount of its 4.625% Senior Notes due 2027. The New Notes will be guaranteed by the Company’s affiliates that guarantee the Company’s credit facilities (“Credit Facilities”).
The Issuer intends to use the proceeds from the private offering to (i) repay a portion of the existing term loan indebtedness under the Credit Facilities and (ii) pay fees and expenses related to the offering.
The offering is expected to close August 13, 2020, subject to satisfaction of customary closing conditions.
The New Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (as amended, the “Securities Act”) and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act.  The New Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the New Notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About AMN Healthcare
AMN Healthcare is the leader and innovator in total talent solutions for healthcare organizations across the nation. The Company provides access to the most comprehensive network of quality healthcare professionals through its innovative recruitment strategies and breadth of career opportunities. With insights and expertise, AMN Healthcare helps providers optimize their workforce to successfully reduce complexity, increase efficiency and improve patient outcomes. AMN total talent solutions include managed services programs, clinical and interim healthcare leaders, temporary staffing, executive search solutions, vendor management systems, recruitment process outsourcing, predictive modeling, language interpretation services, revenue cycle solutions, credentialing and other services. Clients include acute-care hospitals, community health centers and clinics, physician practice groups, retail and urgent care centers, home health facilities, schools and many other healthcare settings. AMN Healthcare is committed to fostering and maintaining a diverse team that reflects the communities we serve. Our commitment to the inclusion of many different backgrounds, experiences and perspectives enables our innovation and leadership in the healthcare services industry.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.  Actual results could differ materially from those discussed in, or implied by, these forward-looking statements.  Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “should,” “would,” “project,” “may,” “estimates,” variations of such words and other similar expressions.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its other periodic reports as well as the Company’s current and other reports filed from time to time with the Securities and Exchange Commission.  Be advised that developments subsequent to this press release are likely to cause these statements to become outdated.
Contact:
Randle Reece
Director, Investor Relations
866.861.3229